SETTLEMENT AGREEMENT

     This Settlement Agreement (the "Agreement") is made between North Shore University Hospital (the "Hospital"), North Shore Long Island Jewish Research Institute (the "Research Institute"), and Lexon Inc. ("Lexon").

     WHEREAS, the Institute is the owner of certain intellectual property invented by Dr. Siamek Tabibzadeh in connection with a certain Research and License Agreement, dated July 1, 1998 (the "Research Agreement"); and

     WHEREAS, certain issues and disputes have arisen between the parties; and

     WHEREAS, the parties wish to mutually and amicably resolve all issues and disputes;

     NOW THEREFORE, in consideration of the mutual agreements and promises recited herein, and for other good and valuable consideration, receipt and sufficiency which is hereby acknowledged, the parties hereto agree as follows:

Lexon Research Fund

1. The parties agree that from 1998 to date, Lexon deposited $370,358 with the Hospital for the research and development of laboratory assay kits for the screening of colon, ovarian, and testicular cancer (the "Research"), and that such monies have been tracked in a fund numbered 11694-1402 (the "Lexon Research Fund") which is administered by the Hospital.

2. The parties also agree that, after disbursements from the Lexon Research Fund for expenses connected to the Research, the balance of the Lexon Research Fund is now $117,036.

Lexon Repayment of Past Salary/Relocation Costs to the Hospital

3. Lexon acknowleges that the Hospital has paid Dr. Tabibzadeh $100,000 as salary from February 1, 2001 through July 31, 2001. Lexon also acknowleges that the Hospital inadvertently paid Dr. Tabibzadeh an additional $20,000 in salary for the period August 1-31, 2001, even though Dr. Tabibzadeh's employment had been terminated as of July 30, 2001. Lexon also acknowledges that Dr. Tabibzadeh understands that he is entitled to payment of $15,000 for 1998 relocation expenses actually incurred.

4. Lexon accordingly agrees that that the Hospital shall, upon execution of this Agreement, withdraw from and pay to itself all amounts presently deposited in the Lexon Research Fund (approximately $117,036) as reimbursement for the $120,000 paid to Dr. Tabibzadeh from February 1, 2001 through August 30, 2001 (which it will characterize as salary and repayment of 1998 relocation costs). The Hospital agrees not to further pursue Lexon for any additional amounts claim to be owed by Dr. Tabibzadeh.

Execution of Licensing Agreement and Payment of Patent Costs

5. Immediately upon execution of this Agreement, the parties shall execute the Licensing Agreement in the form and with the terms contained in Exhibit 1, hereto. Lexon agrees that it will directly remit (i.e., not from the Lexon research Fund) all payments required by the Licensing Agreement, including the first $25,000 in licensing fees and approximately $16,000 in patent prosecution costs incurred by the Institute to date.

Equipment and Materials

6. Lexon agrees that Dr. Tabibzadeh may remove from the Hospital all equipment listed on Exhibit 2 to this Agreement, and that Lexon will make no claims against the Hospital that it wrongfully allowed Dr. Tabibzadeh to remove such equipment.
General Release

7. The Hospital and Lexon hereby release, remise, acquit and forever discharge each other, and each other's respective parent corporations, subsidiaries, divisions, affiliates or related business entities, predecessors, successors and assigns, and any of their past or present officers, directors, trustees, partners, corporate members, agents, administrators, physicians, employees, or assigns, and each of them, from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, remedies, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs) (collectively "claims") of any nature whatsoever, known or unknown, whether in law or equity, including claims arising under the United States and/or New York State Constitutions, the common law, and/or claims arising out of alleged violations of any federal, state, local or other governmental statutes, regulations or ordinances, which they may have against each other, from the beginning of the world until the date of the execution of this General Release. Notwithstanding anything above to the contrary contained herein, this Paragraph shall not bar claims (i) arising out of breach of this Agreement, and (ii) arising out of a breach of the Licensing Agreement or Research Agreement.

Intellectual Property

8. The parties agree that Lexon desires to obtain an exclusive license for a set of three technologies developed by Dr. Tabibzadeh that are the property of the Hospital, which are:

(a)      Method for inducing growth and enhancing survival of nervous tissue;
(b)      Inhibition of TGF-Beta and Uses Thereof [US09/679,971]; and
(c)      Method for Promoting Hair Growth.

9. The parties agree that they will prepare and execute a licensing agreement containing the terms contained in the Term Sheet attached hereto as Exhibit 3.

Miscellaneous

10. Non-Admission. The making of this Agreement is not intended, and shall not be construed, as an admission that any party has violated any federal, state or local law (statutory or decisional), ordinance or regulation, breached any contract, or committed any wrong whatsoever as against the other.

11. Agreement as Evidence. The parties agree that this Agreement may be used as evidence by any of them in a subsequent proceeding only (i) to demonstrate that a claim asserted in such proceeding has been waived under paragraph 7, above; or
(ii) if it is alleged by any of the parties in such proceeding that the other breached this Agreement.

12.  Successors and Assigns.  This Agreement is binding upon, and shall inure to
the   benefit  of,  the  parties   and  their   respective   heirs,   executors,
administrators, successors and assigns.

13. Failure to Enforce. The failure of any party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

14. Agreement Governed by New York Law. This Agreement is entered into in the State of New York, and the laws of the State of New York shall apply in any dispute concerning its meaning and application. Any action or proceeding relating to this Agreement shall be commenced in a State or federal court that has subject matter and personal jurisdiction over the matter, and which is located in the County of Nassau in the State of New York.

15. Warranty of No Assignment. The parties warrant that they have made no assignment, and will make no assignment, of any claim whatsoever against each other or any of their respective agents or representatives, and that no other person or entity of any kind has any interest in any such claim(s).

Representation By Counsel and Waiver of Conflict

16. The parties acknowledge that they have retained legal counsel to negotiate this Agreement, have consulted said counsel concerning the terms and conditions of the Agreement, and understand each and every term and consequence thereof, and knowingly and voluntarily entire into the Agreement.

17. Lexon further acknowledges that it has been represented in connection with the negotiation of this Agreement by the same attorney that represents Dr. Tabibzadeh, that such representation may create a conflict of interest, and that Lexon has knowingly and voluntarily waived such conflict.

18. Accordingly, the parties knowingly and forever waive and relinquish any right or claim whatsoever to directly or collaterally attack the validity of the Agreement on any grounds including, but not limited to, unconscionability, duress, coercion, lack of adequate counsel, physical or mental incapacity, incompetence, or any claim of counsel's conflict of interest.

19. Because this Agreement is the result of negotiations between the parties' counsel it shall be deemed to have been prepared by all of the parties hereto to avoid any negative inference by any court against the preparer of this document.

Entire Agreement

20. This Agreement and the attached Licensing Agreement and General Release constitutes the complete understanding between the parties and supersedes any and all other agreements, understandings, and discussions, whether written or oral, between the parties. This Agreement may not be altered, and no other promises or agreements between the parties shall be binding, unless in writing and signed by the party or parties to be charged.

Counterpart

21. This agreement may be executed in counterpart.

Dated:  September 28, 2001            NORTH SHORE UNIVERSITY HOSPITAL


                                      By: / s /   Dennis Dowling
                                         ---------------------------------
                                      Name: Dennis Dowling
                                      Title: Executive Director


Dated:  September 28, 2001            NORTH SHORE LONG ISLAND JEWISH
                                               RESEARCH INSTITUTE


                                      By: / s /   Nicholas Chiorazzi
                                         ---------------------------------
                                      Name:    Nicholas Chiorazzi
                                      Title:   Director & CEO, NS-LIJ RES INST.



Dated:September ______, 2001                                    LEXON INC.

                                      By: / s /  Gifford M. Mabie
                                         ---------------------------------
                                      Name:
                                      Title:

                                 ACKNOWLEDGEMENT

STATE OF NEW YORK )
                                    :  ss.:
COUNTY OF NASSAU  )

         On the 28th day of September 2001, before me, the undersigned, a notary public in and for said State, personally appeared Dennis Dowling, Executive Director of North Shore University Hospital, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual executed the instrument.

                                               Jennifer M. Brown
                                               Notary Public, State of New York
    / s /  Jennifer M. Brown                   No. 01BR5085707
----------------------------
         Notary Public                         Qualified in Nassau County
                                               Commission Expires 09/29/2005

                                 ACKNOWLEDGEMENT

STATE OF NEW YORK )
                                    :  ss.:
COUNTY OF NASSAU  )

         On the 28th day of September 2001, before me, the undersigned, a notary public in and for said State, personally appeared Nicholas Chiorazzi, M.D. of North Shore Long Island Jewish Research Institute, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual executed the instrument.

                                                Jordy Rabinowitz
                                                Notary Public, State of New York
                                                No. 01RA5027396
    / s /  Jordy Rabinowitz                     Qualified in Nassau County
---------------------------
         Notary Public                          Commission Expires May 9, 2002

                                 ACKNOWLEDGEMENT

STATE OF ___________)
                                    :  ss.:
COUNTY OF ____________)

         On the ___ day of August 2001, before me, the undersigned, a notary public in and for said State, personally appeared ____________________, ________________ of Lexon Inc., personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual executed the instrument.



--------------------------
         Notary Public

                                    Exhibit 1

                                LICENSE AGREEMENT


         This Agreement is entered into as of August ____, 2001 ("Effective Date"), by and between North Shore - Long Island Jewish Research Institute, having a place of business at 350 Community Drive, Manhasset, New York 11030 ("Licensor"), and Lexon Inc., having a place of business at 8908 South Yale Avenue, Suite 409, Tulsa, OK 74137 ("License").

                                    Statement
         Licensor owns patent rights developed by Siamak Tabibzadeh, M.D. ("the Investigator") relating to a urine test for bladder cancer based on ebaf/lefty-A." Licensee wishes to acquire an exclusive license from Licensor with respect to such patent rights and Licensor is willing to grant such a license under the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Licensor and Licensee agree as follows:

1.   Definitions
     -----------
1.01 "Agreement Patents" means U.S. Patent Application Serial No. ____________ filed ________________ entitled "Diagnostic Test For Bladder Cancer" and any and all continuations, divisions, continuations-in-part reexaminations, reissues, renewals, extensions or the like of such patent, and all foreign patents and patent applications based thereon.
1.02 "Licensed Product" means any diagnostic product, the manufacture, use or sale of which is covered by a claim of an Agreement Patent.
1.03 "Net Sales" means the total consideration, in any form, received by Licensee and its sublicensees in connection with the sale of Licensed Products by Licensee and its sublicensees to independent third parties, less: (a) returns, rebates and allowances (actually paid or allowed); and,
     (b) when included in gross sales, freight, shipping, and sales and other taxes based on sales prices.

2.   Licensor Agreements With U.S. Government
     ----------------------------------------
2.01 Licensor, through the Investigator, may perform research sponsored in part by the United States Government. As a result of any government sponsorship of research, the United States Government retains certain rights in such research as set forth in 35 U.S.C. S.200 et. seq. and applicable regulations.
2.02 Any rights reserved to the U.S. Government under 35 U.S.C. S.200 et. seq. And applicable regulations shall remain so reserved and shall in no way be affected by this Agreement. Licensor and the Investigator are not obligated under this Agreement to take any action which would conflict in any respect with their past, current or future obligations to the U.S. Government as to work already performed and to be performed in the future.

3.   Agreement Patents
     -----------------
3.01 Licensee will pay all reasonable costs incurred before and after the Effective Date in connection with the preparation, filing, prosecution and maintenance of the Agreement Patents utilizing patent counsel selected by Licensor and reasonably acceptable to Licensee. Licensor will keep Licensee fully informed concerning such applications and will consult with Licensee concerning the preparation, filing, prosecution and maintenance of such patents and applications. Amounts paid by Licensee pursuant to this paragraph are non-refundable and not creditable against any other payment due under this Agreement.
3.02 Licensee may, upon notice to Licensor thirty (30) days prior to an expense or any required filing associated with any particular pending or proposed application or patent becoming due, decide not to pay the expense or make the filing associated with the particular pending or proposed application or patent of Agreement Patents. In such event, Licensor may (but is not obligated to) pay such expenses or make such filing and such application or patent and any patent issuing based on any such application shall be deleted from Agreement Patents and Licensee shall retain no further rights therein.

4.   License Grant
     -------------
4.01 Subject to Article II, Licensor grants to Licensee a worldwide, exclusive license, with the right by Licensee to grant sublicenses, under Agreement Patents to import, make, have made, use, offer to sell and sell Licensed Products. Licensee will not grant any sublicense to import, make, offer to sell or sell under Agreement Patents unless it first receives the prior written consent of Licensor, which consent will not be unreasonably withheld. Licensee shall provide Licensor with a full and complete copy of any such sublicense within thirty (30) days of execution thereof by Licensee.
4.02 Notwithstanding the exclusive rights granted to Licensee pursuant to paragraph 4.01, Licensor shall retain the right to make and use Licensed Products in their own laboratories solely for non-commercial scientific purposes and for continued non-commercial research.
4.03 Nothing contained in this Agreement shall be construed or interpreted as a grant, by implication or otherwise, of any license except as expressly specified in Paragraph 4.01 hereof.

5.   Confidentiality
     ---------------
5.01 No party will make any public announcement regarding the existence of this Agreement without obtaining the prior written consent of the other party, except if such announcement is required by law, regulation or judicial order, in which event the party intending to make such announcement will promptly inform the other parties prior to such announcement. Licensee is permitted to discuss the Agreement with investors and others in connection with the development and commercialization of Licensed Products. Nevertheless, all printed material prepared to solicit investor support or to subsequently report to investors must first be submitted to Licensor for approval if Licensor's name is used in any manner.

6.   Royalties and Payments
     ----------------------
6.01 Licensee will pay to Licensor five percent (5%) of Net Sales.

6.02 Upon execution of this Agreement by all parties, Licensee shall pay to Licensor Twenty-Five Thousand Dollars (US$25,000) as a license signing fee, which payment is non-refundable and not creditable against any other payment due to Licensor pursuant to this Agreement.
6.03 Only one royalty will be payable to Licensor on Net Sales for a Licensed Product under paragraph 6.01, regardless of the number of claims of Agreement Patents which cover such Licensed Product. If it is necessary for Licensee to pay royalties to the University of South Florida ("USF") in order to make, have made, use or sell Licensed Products, Licensee may offset the royalties payable to USF against royalties payable to Licensor pursuant to paragraph 6.01, provided that under no circumstances may royalties to Licensor be reduced by more than forty percent (40%) (i.e. the royalties payable to Licensor shall not be reduced below 3% of Net Sales) in any calendar year.
6.04    Licensee shall make the following milestone payments to Licensor:
        (a) Ten Thousand Dollars ($10,000) upon the earlier of (1) six months from the Effective Date or (2) Licensee's determination of final feasibility of Licensed Products.
        (b) Twenty-Five Thousand Dollars ($25,000) upon the earlier of (1) one year from the Effective Date or (2) Licensee's initiation of clinical trials for Licensed Products.
        (c) Fifty Thousand Dollars ($50,000) upon the earlier of (1) two years from the Effective Date or (2) Licensee's manufacture of pre-production kits of Licensed Products.
        (d) Seventy-Five Thousand Dollars ($75,000) upon Licensee's (or its sub-licensee's) receipt of U.S. FDA approval to market the first Licensed Product.
        Each of the foregoing milestone payments are non-refundable and not creditable against any other payment due to Licensor pursuant to this Agreement.
6.05 Beginning in calendar year 2002 and in each calendar thereafter, Licensee will pay to Licensor guaranteed minimum annual royalties (to be credited against actual royalties payable pursuant to paragraph 6.01) of Ten Thousand Dollars ($10,000). This guaranteed minimum annual royalty is non-refundable and will be paid to Licensor in equal quarterly installments pursuant to Article 7 during each such calendar year. In no event shall any difference between actual royalties and guaranteed minimum annual royalties in any such calendar year affect Licensee's obligations to pay guaranteed minimum annual royalties in any other calendar year.
6.06 Licensee's failure to pay full royalties under paragraph 6.01 or to make any payment required by paragraph 6.04, after written notice of such failure and an opportunity to cure, shall entitle Licensor to terminate this Agreement pursuant to paragraph 10.03. Licensee's failure to make any of the payments required by paragraph 6.05, after written notice of such failure and an opportunity to cure, shall be an automatic termination of this Agreement by Licensee pursuant to paragraph 10.02 and Licensee shall be released of its obligations to make any further payments to Licensor pursuant to paragraph 6.05.

7.      Payment Reports and Records
        ---------------------------
7.01 All payments required to be made by Licensee to Licensor pursuant to this Agreement shall be made to Licensor in U.S. Dollars by wire transfer or by check payable to Licensor and sent to the address set out in paragraph 13.01 for Licensor.

7.02    Payments due from Licensee to Licensor pursuant to paragraphs 6.01, and
        6.05 will be paid within thirty (30) days after the end of each calendar year quarter during which the payment accrued. Payment shall be accompanied by a statement of the amount of Net Sales, the amount of any deduction, and the total payment due from Licensee to Licensor.
7.03 Licensee shall maintain complete and accurate books of account and records showing Net Sales. Such books and records of Licensee shall be open to inspection, in confidence, by Licensor during usual business hours, by an independent certified public accountant to whom Licensee has no reasonable objection, for two (2) years after the calendar year to which they pertain, for the purpose of verifying the accuracy of the payments made to Licensor by Licensee pursuant to this Agreement. Licensee shall use commercially reasonable efforts to require any sublicensees hereunder to maintain such books and allow such inspection by Licensee and shall, on request, disclose such information to Licensor as part of such inspection. Inspection shall be at Licensor's sole expense and reasonably limited to those matters related to Licensee's payment obligations under this Agreement and shall take place not more than once per calendar year.

8.      Infringement
        ------------
8.01 Each party shall promptly notify the other party of any known, threatened or suspected infringement of any of the Agreement Patents by any third party or entity brought to its attention. Licensee shall have the right, in its sole discretion and its expense, to initiate legal proceedings on its behalf or in Licensor's name, if necessary, against any infringer of an Agreement Patent. Licensee shall notify Licensor of its intention to initiate such proceedings at least thirty (30) days prior to commencement thereof. Any settlement or recovery received from any such proceeding shall be divided seventy percent (70%) to Licensee and thirty percent (30%) to Licensor after Licensee deducts from any such settlement or recovery its reasonable counsel fees and out-of-pocket expenses relative to any such legal proceeding. If Licensee decides not to initiate legal proceedings against any such infringer, then Licensor shall have the right to initiate such legal proceedings. Any settlement or recovery received from any such proceeding shall be divided thirty percent (30%) to Licensee and seventy percent (70%) to Licensor after Licensor deducts from any such settlement or recovery its reasonable counsel fees and out-of-pocket expenses relative to any such legal proceeding.
8.02 In the event that either party (Licensor or Licensee) initiates or carries on legal proceedings to enforce any Agreement Patent against an alleged infringer, the other party shall fully cooperate with and supply all assistance reasonably requested. Further, the other party, at its expense, shall have the right to be represented by counsel of its choice in any such proceeding. The party who initiates or carries on the legal proceedings shall have the sole right to conduct such proceedings provided, however, that such party shall consult with the other party to this Agreement prior to entering into any settlement thereof.

9.      Prohibition on Use of Names
        ---------------------------
9.01 Licensor and Licensee each shall not use the name of the other without prior written consent, except if the use of such name is required by law, regulation or judicial order, in which event the party intending to use such name will promptly inform the other prior to any such required use.

10.     Term and Termination
        --------------------
10.01 This Agreement shall be effective as of the Effective Date and, unless terminated earlier pursuant to Paragraphs 6.06, 10.02, 10.03 or 10.04, the term of this Agreement shall continue in effect for the later of (1) ten (10) years from the first commercial sale of a Licensed Product or
        (2) the expiration date of the last to expire patent of Agreement
        Patents.
10.02 Licensee may terminate this Agreement and the licenses granted hereunder prior to the expiration date by giving notice to Licensor thirty (30) days prior to such termination. Upon such termination the licensees granted by Licensor to the Licensee shall terminate and Licensee shall not use Agreement Patents for any purpose.
10.03 If either party (Licensor or Licensee) defaults on or breaches any material condition of this Agreement, the aggrieved party may serve notice upon the other party of the alleged default or breach. If such default or breach is not remedied within thirty (30) days from the date of such notice, the aggrieved party may at its election terminate this Agreement. Any failure to terminate hereunder shall not be construed as a waiver by the aggrieved party of its right to terminate for future defaults or breaches. Licensee's damages for any breach of the Agreement by Licensor will be limited to a reduction or suspension of the payment obligations of Licensee hereunder. Upon termination of this Agreement by Licensor pursuant to this paragraph, the licenses granted by Licensor to Licensee shall terminate and Licensee shall not use Agreement Patents for any purpose.
10.04 If Licensee becomes insolvent or makes an assignment for the benefit of creditors or if proceedings for a voluntary bankruptcy are instituted on behalf of Licensee or if Licensee is declared bankrupt or insolvent, Licensor may at its election terminate this Agreement by notice to Licensee. Upon termination of this Agreement by Licensor pursuant to this paragraph, the licenses granted by Licensor by Licensee shall terminate and Licensee shall not use Agreement Patents for any purpose.
10.05 Termination of this Agreement by Licensor shall not prejudice the right of Licensor to recover any royalty due pursuant to paragraphs 6.01 and
        6.02 at the time of termination or accrued prior to termination and payable after termination.

11.     Amendment and Assignment
        ------------------------
11.01 This Agreement sets forth the entire understanding between the parties pertaining to the subject matter hereof.
11.02 Except as otherwise provided herein, this Agreement may not be amended, supplemented or otherwise modified, except by an instrument in writing signed by both parties.
11.03 Without the prior written approval of Licensor, which approval shall not be unreasonably withheld, Licensee may not assign this Agreement except to a party acquiring substantially all of the Licensee's business to which this Agreement relates. Licensor may assign this Agreement to a party acquiring the Agreement Patents from Licensor.

12.     Miscellaneous Provisions
        ------------------------
12.01 This Agreement shall be construed and the rights of the parties governed in accordance with the laws of the State of New York, excluding its law of conflict of laws. Any dispute or issue arising hereunder, including any alleged breach by any party, shall be heard, determined and resolved by an action commenced in the state or federal courts in New York City, New York, which the parties hereby agree shall have proper jurisdiction and venue over the issues and the parties. Licensor and Licensee hereby agree to submit to the jurisdiction of the state or federal courts in New York and waive the right to make any objection based on jurisdiction or venue. The New York courts shall have the right to grant all relief to which Licensor and Licensee are or shall be entitled hereunder, including all equitable relief as the Court may deem appropriate.
12.02   This Agreement has been prepared jointly.
12.03 If any term or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.
12.04 Licensee agrees to indemnify Licensor, its trustees, employees and agents for the cost of defense and for damages awarded, if any, as a result of any third party claims, liabilities, suits or judgments arising out of the research, development, marketing, manufacture and/or sale of Licensed Products by Licensee and/or the licenses granted under this Agreement, so long as such claims, liabilities, suits, or judgments are not attributable to grossly negligent or intentionally wrongful acts or omissions by Licensor, its trustees, employees and agents or a breach by Licensor of this Agreement. This indemnity is conditioned upon Licensor's obligation to: (i) advise Licensee of any claim or lawsuit, in writing promptly after Licensor has received notice of said claim or lawsuit (ii) assist Licensee and its representatives in the investigation and defense of any lawsuit and/or claim for which indemnification is provided (iii) permit Licensee to control the defense of such claim or lawsuit for which indemnification is provided.
12.05 Licensee, and Licensor each represent and warrant that it has the right and capacity to enter into the Agreement and to carry out all transactions and perform all obligations contemplated therein.
12.06   Nothing in this Agreement is or shall be construed as:
        (a) A warranty or representation by Licensor that anything made or used by Licensee under any license granted in this Agreement is or will be free from infringement of patents, copyrights, and other rights of third parties; or
        (b) Granting by implication, estoppel, or otherwise any license, right or interest other than as expressly set forth herein.
12.07 Nothing contained in this Agreement shall be construed to form or constitute any relationship among Licensee, and Licensor other than licensor and licensee. No party, by virtue of this Agreement, shall have the right or authority to act for, or to bind another party.

12.08 Except as expressly set forth in this Agreement, the parties MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, STATUE OR OTHERWISE, AND THE PARTIES SPECIFICALLY DISCLAIM ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR WARRANTY OF NON-INFRINGEMENT.
12.09 If it is necessary to carry out additional research and development at Licensor in order to bring Licensed Products to market, then this work will be done at Licensee's expense under terms of a separate Sponsored Research Agreement to be negotiated by the parties. Such agreement will contain provisions for payment of the indirect costs of Licensor at the standard rate of 65%. Intellectual property developed in the course of such work will be property of Licensor, and Licensee will have an exclusive option to obtain a license to such property.

13.     Notices
        -------
13.01 Any notice or report required or permitted hereunder shall be given in writing by registered or certified mail, return receipt request, or overnight courier to the following addresses (or to such other address specified by any party):

                  To Licensee:
                  -----------

                  Lexon Inc.
                  8908 South Yale Avenue - Suite 409
                  Tulsa, OK  74137

                  Att:  _________________________________

                  To Licensor:
                  -----------

                  North Shore - Long Island Jewish Research Institute New Hyde Park, New York 11040

                  Attention:  Nicholas Chiorazzi, M.D.

                  With copy by Fax and Regular Mail to:

                  Reginald Bullock, Esq.
                  Office of Legal Affairs
                  North Shore Long Island Jewish Health System, Inc. 150 Community Drive
                  Great Neck, NY  10021
                  (516) 465-8973
                  (516) 465-8105 (fax)

         IN WITNESS WHEREOF, the parties have entered into this Agreement effective as of the day and year first above written.

                                   NORTH-SHORE LONG ISLAND
                                   JEWISH RESEARCH INSTITUTE

                                   By

                                   Title

                                   Date


                                   LEXON INC.

                                   By

                                   Title

                                   Date

1.       Microwave Oven (Emerson)
2.       Labconco Dessicator
3.       5402 Cold microcentrifuge
4.       Bekman TJ-6 centrifuge
5.       Picker Viewing lightbox
6.       Fotodyne documentation center
7.       County Welding
8.       Cryoplus II tank (Forma Scientific)
9.       Power supply model 200/2 (Biorad)
10.      Power supply model 500/2 (Biorad)
11.      1 KB power supply 2016 vacugene
12.      Fisher Vortex Gene 2
13.      Fisher Scientific Water bath (x2)
14.      Emerson Microwave oven
15.      Corning pH meter
16.      Thermolyne dry bath (x2)
17.      Thermix stirring hot plat model 620 T
18.      Thermix stirring hot plat model 310 T
19.      SG210D Speed Gel
20.      Savant Gel Dryer
21.      Inverted Microscope (Olympus)
22.      Tissue Culture Incubator
23.      Cold Microcentrifuge
24.      Regular Microscope (Olympus)
25.      Nikon Microscope
26.      DNA Thermal Cycler (Perkin Elmer-Cetus)
27.      Flammable Chemical Cabinet
28.      Distilled Water Apparatus (milli Q)
29.      Liquid Nitrogen Tank
30.      Dry Ice Chest
31.      Dry Ice Maker
32.      Desiccator Cabinet
33.      Pump
34.      Mini-Electrophoresis (X6)
35.      Regular Electrophoresis (X1)
36.      Blotting Apparatus (X4)
37.      Power Supplies (X6)
38.      Fraction Collectors (X2)
39.      Homogenizer
40.      Positive Displacement Microman (X5)
41.      Regular Pipetteman (X20)
42.      Quick Sealer
43.      X-Ray Cassettes With Intensifying Screens (X5)
44.      Sampling Manifold Radioisotope Shields (X3)
45.      Dynamic Pro 30 Scanner (Envision)
46.      Speedvac Concentrator (Savant)

47.      Clean Spot (Coy Lab)
48.      Echotherm In30 Chilling Incubator (Torrey Pines Scientific (x2)
49.      Hybridization Oven (Labline Instruments)
50.      Centrifuge Model TJ-6 (Beckman)
51.      5402 Microcentrifuge (X3 Beckman)
52.      5415 Microcentrifuge (Ependorf)
53.      Ph Meter 430 (Corning)
54.      AE260 Delta Ranger Microanalytical Balance (Mettler)
55.      UV Stratalinker (Stratagene)
56.      1165 Refrigerated Constant Temperature Recirculator (X2 VWR)
57.      SCI-ER Water Bath (Bellco)
58.      Model 3 Survey Meter (Ludlum Measurements Inc)
59.      Digital Camera (Kodak)
60.      Digital Video Camera (Pixera)
61.      Shaker (Thermolyne)
62.      Stirring Hot Plate (Fisher Scientific)
63.      Dribath Type 17600 (X2 Thermolyne)
64.      Speedgel SG210 Gel Dryer (Savant)
65.      Cryoplus Liquid Nitrogen Storage Freezer (Cryomed-Forma Scientific)
66.      Laminar Flow Workstation (Forma Scientific)
67.      DR4 Drying Oven (Baxter)
68.      Oven (37 Degrees C)
69.      Tissue culture incubator (Forma Scientific)
70.      -20 Degree freezer (Forma Scientific)
71.      -80 Degree freezer (Forma Scientific)
72.      -20 Degree freezer (tabletop)
73.      Liquid Nirtogen Tank
74.      Liquid Nitrogen Tank
75.      Glassware
76.      Plasticware
77.      Hardware
78.      Books
79.      Cabinets
80.      Shelving
81.      Lexmark printer R+ (x2)
82.      Lexmark printer
83.      Fax machine (Panasonic)
84.      Dell Dimension XPS P266 Computer (Dell)
85.      Gateway computer (Vx900) (x2)
86.      2120 Copy Machine (Canon)
87.      PCL5 Printer (Hewett Packard)
88.      Elite Primera Pro Color Printer (Fargo)
89.      Office Supplies
90.      Document Work Center (Xerox)
91.      Seiko Smart label printer

                                    Exhibit 3
                                   Term Sheet

License for a set of three technologies based on the the ebaf/lefty-A Protein From North Shore - LIJ Research
Institute to Lexon, Inc
I.       Background

The following technologies developed by Dr S Tabibzadeh are the property of NSLIJ.

-    Inhibition of TGF-Beta and Uses Thereof. US Patent Application 09/679,971
- Method for Inducing Growth and Enhancing Survival of Nervous Tissue. US Patent application 09/561,861
-    Method  for  Promoting  Hair  Growth.  US  Provisional  Patent  Application
     60/242,314

     Lexon wishes to obtain an exclusive license (with right to sublicense) to develop these technologies.
II.      Financial Terms

Patent fees

     Lexon will reimburse NSLIJ for patent fees, both domestic and foreign, that have already been incurred in protecting the inventions. Expenses incurred to date are as follows:
     A.       Inhibition of TGF-Beta:  $17,500
     B.       Method for Inducing Growth:  $34,500
     C.       Method for Promoting Hair Growth:  $7,350
     (Exact amounts will be set out in final draft of the license.)
     Lexon will reimburse NSLIJ for future patent fees.
              License signing fees

              $12,000 for each technology ($36,000 total), not creditable against royalties.

              License maintenance fees

              For each technology: $12,000 payable on the first anniversary of effective date of the license; $25,000 payable on the second anniversary; $50,000 payable on the third anniversary; $100,000 payable on the fourth and subsequent anniversary dates. License maintenance fees are creditable against royalties.
              Royalties

              7% on net sales on any product based on a licensed technology; 35% on net proceeds if Lexon sublicenses a technology that is then developed by a third party; subject to the minimum annual maintenance fee. Royalties are creditable against annual license maintenance fees.

              Royalty stacking

              If Lexon must pay a royalty to a third party in order to market a product based on a licensed technology, then NSLIJ's share of royalty can decrease to no less than 4% of net sales, subject to the minimum annual licensing fee.
              Termination

              All rights to any one of the technologies revert to NSLIJ if Lexon decides not to pursue development of a technology. All fees paid up to that point are nonrefundable.
III. Normal and Customary Terms and Conditions for an Exclusive Patent License The normal and customary terms and conditions for exclusive patent license will apply.